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SAFEGUARD SCIENTIFICS, INC.

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The following press release was distributed by Safeguard Scientifics, Inc. on August 20, 2009.

FOR IMMEDIATE RELEASE
CONTACT:
John E. Shave
Vice President, Business Development and Corporate Communications
610.975.4952
RISK METRICS GROUP ISSUES RECOMMENDATIONS FOR SAFEGUARD SCIENTIFICS
ANNUAL MEETING TO BE HELD ON AUGUST 28
Safeguard Corporate Governance Policies Ranked Ahead of 95.7% of Diversified Financials Peers
Wayne, PA, August 20, 2009 — Safeguard Scientifics, Inc. (NYSE: SFE), a holding company that builds value in growth-stage life sciences and technology companies, announced that Risk Metrics Group (RMG), an advisor to institutional investors on corporate governance and risk management issues, issued recommendations to its institutional clients regarding proposals to be considered at Safeguard’s annual meeting of shareholders. The meeting will be held at 8 a.m. local time on Friday, August 28, at Dolce Valley Forge, King of Prussia, PA. At the meeting, shareholders will elect nine members of Safeguard’s board of directors; consider a proposal to amend Safeguard’s Equity Compensation Plan, including an increase in available shares; and consider a proposal to ratify appointment of KPMG LLP as Safeguard’s independent accounting firm for the 2009 fiscal year.
RMG issued its recommendations on August 14. RMG recommended a vote FOR the proposal to amend Safeguard’s Equity Compensation Plan.
Due to Safeguard’s policies of linking incentive compensation to achievement of long-term share price improvement and other performance milestones, RMG concluded that “(Safeguard) overall substantially appears committed to a pay-for-performance philosophy.” The RMG analysis also ranked Safeguard’s corporate governance policies ahead of 95.7% of companies in the Diversified Financials group
About Safeguard Scientifics
Founded in 1953 and based in Wayne, PA, Safeguard Scientifics, Inc. (NYSE: SFE) provides growth capital for entrepreneurial and innovative life sciences and technology companies. Safeguard targets life sciences companies in Molecular and Point-of-Care Diagnostics, Medical Devices, Regenerative Medicine and Specialty Pharmaceuticals, and technology companies in Internet / New Media, Financial Services IT and Healthcare IT with capital requirements of up to $25 million. Safeguard participates in expansion financings, corporate spin-outs, management buyouts, recapitalizations, industry consolidations and early-stage financings. www.safeguard.com
Forward-looking Statements
Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Our forward-looking statements are subject to risks and uncertainties. The risks and uncertainties that could cause actual results to differ materially, include, among others, managing rapidly changing technologies, limited access to capital, competition, the ability to attract and retain qualified employees, the ability to execute our strategy, the uncertainty of the future performance of our companies, acquisitions and dispositions of companies, the inability to manage growth, compliance with government regulations and legal liabilities, additional financing requirements, the effect of economic conditions in the business sectors in which our companies operate, and other uncertainties described in the Company’s filings with the Securities and Exchange Commission. Many of these factors are beyond our ability to predict or control. In addition, as a result of these and other factors, our past financial performance should not be relied on as an indication of future performance. The Company does not assume any obligation to update any forward-looking statements or other information contained in this press release.